UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2020

DSP GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-35256 (Commission File Number)	94-2683643 (I.R.S. Employer Identification No.)
2055 Gateway Place, Suite 480 San Jose, CA (Address of Principal Executive Offices)	95110 (Zip Code)

408/986-4300
(Registrant’s Telephone Number, Including Area Code)

With a copy to:
Jaclyn Liu, Esq.
Morrison & Foerster llp
425 Market Street
San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 per share	DSPG	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Security Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On February 9, 2020, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of DSP Group, Inc. (the “Company”) approved a 2020 Performance-Based Bonus Plan applicable for the Chief Executive Officer and Chief Financial Officer of the Company (individually, a “Plan” and collectively, the “Plans”). Each of the Plans is effective as of January 1, 2020.

The following is a description of the Plans provided pursuant to Paragraph 10(iii) to Item 601 of Regulation S-K, which requires a written description of a compensatory plan when there is no formal document containing the compensation information.

Pursuant to the Plans, the payment of bonuses is based upon the Company’s achievement of four separate components, three of which are based on business objectives and one is at the discretion of the Committee. Each component has a specified weighting, and each Plan has different targets. No bonus would be payable based on the achievement of the business objective components if the Company’s 2020 earnings before interest, taxes, depreciation and amortization (“EBITDA”) are less than a specified amount set forth in the Plans as determined by the Committee; provided the discretionary component remains at the Committee’s discretion.

The cap for the bonus payout under the Plan for the Chief Financial Officer is 1.4x of his annual base salary and the cap for the Chief Executive Officer under the Plan is 2.0x of his annual base salary.

Other than under the circumstances whereby there is a change of control transaction involving the Company, or termination of employment under specified circumstances as set forth in the employment agreement, payment of bonuses (if any) under the Plans is to be made in the following year. Any such bonuses would be paid in cash in a single lump sum, subject to payroll taxes and tax withholdings.

In the event of termination of employment of the Chief Executive Officer or Chief Financial Officer during 2020 by (i) either one of them (X) after complying with the advance notice provision in his respective employment agreement, or (Y) for good reason (as defined in their respective employment agreement), or (ii) the Company without cause (as defined in their respective employment agreement), the bonus under their respective Plan would be determined on the following basis: (a) all numbers under the “Target” column of the Plan would be reduced by a percentage equal to the percent of the year remaining after the date of termination of employment, and (b) for the Chief Executive Officer, the 1.0 and 2.0 multiplier under the “Target” column of the Plan would be multiplied by his annual base salary for the part of the year prior to the date of termination of employment, and (c) for the Chief Financial Officer, the 0.7 and 1.4 multiplier under the “Target” column of the Plan would be multiplied by his annual base salary for the part of the year prior to the date of termination of employment. In the event of a “change of control” (as defined in their respective employment agreements), the Chief Executive Officer and Chief Financial Officer shall be entitled to an annual bonus at 1.0 of “Target” and annual bonus at 0.7 of “Target,” respectively.

The following is a more detailed description of the Plans as applicable to the Company’s Chief Executive Officer and Chief Financial Officer.

Chief Executive Officer

Weight	Objective	Target	Payout
35%	Revenues

0 if Actual Revenue is less than or equals 85% of a specified 2020 revenue target approved by the Board (the “2020 Revenue Target”)

1.0 if Actual Revenue equals 100% of the 2020 Revenue Target

2.0 if Actual Revenue equals or is greater than 110% of the 2020 Revenue Target

Payout is linear between points
22.5%	Specified Profitability Measure

0 if Specified Profitability Measure is less than or equals a specified percentage

1.0 if Specified Profitability Measure equals a specified percentage

2.0 if Specified Profitability Measure equals or is greater than a specified percentage

Payout is linear between points
22.5%	EBITDA	0 if EBITDA is less than or equals a specified amount 1.0 if EBITDA equals a specified amount 2.0 if EBITDA equals or is greater than a specified amount	Payout is linear between points
20%	Compensation Committee Discretion

Committee will apply its discretion based primarily on its evaluation of how management has performed in positioning the company for future success and stockholder value enhancement. The discretionary bonus is in the range of 0% to 40% of annual salary.

Chief Financial Officer

Weight	Objective	Target	Payout
35%	Revenues	0 if Actual Revenue is less than or equals the 2020 Revenue Target 0.7 if Actual Revenue equals the 2020 Revenue Target 1.4 if Actual Revenue equals or is greater than the 2020 Revenue Target	Payout is linear between points
22.5%	Specified Profitability Measure

0 if Specified Profitability Measure is less than or equals a specified percentage

0.7 if Specified Profitability Measure equals a specified percentage

1.4 if Specified Profitability Measure equals or is greater than a specified percentage

Payout is linear between points
22.5%	EBITDA	0 if EBITDA is less than or equals a specified amount 0.7 if EBITDA equals a specified amount 1.4 if EBITDA equals or is greater than a specified amount	Payout is linear between points
20%	Compensation Committee Discretion

Committee will apply its discretion based primarily on its evaluation of how management has performed in positioning the company for future success and stockholder value enhancement. The discretionary bonus is in the range of 0% to 28% of annual salary.

Due to their strategic significance, the Company believes that the disclosure of the 2020 Revenue Target, the 2020 Specified Profitability Measure targets and the 2020 EBITDA targets would cause future competitive harm to the Company and therefore are not disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: February 13, 2020	By:	/s/ Dror Levy
Dror Levy Chief Financial Officer and Secretary

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